Exhibit 99.1

TIVITY HEALTH DELIVERS SOLID RESULTS FOR FOURTH QUARTER AND FULL YEAR 2020; PROVIDES 2021 FINANCIAL GUIDANCE WITH GROWTH IN REVENUE AND EARNINGS

———————————

2020 VIRTUAL VISITS OF 1.7 MILLION GREW SEQUENTIALLY BY 63% IN THE FOURTH QUARTER

———————————

ANNOUNCES STRATEGY TO EXPAND BEYOND FITNESS AND GYM ACCESS TO A MEMBER-CENTRIC PLATFORM ENGAGEMENT COMPANY

———————————

STRONG BALANCE SHEET PROVIDES OPPORTUNITY TO ACCELERATE GROWTH

NASHVILLE, Tenn. (February 24, 2021) - Tivity Health, Inc. (NASDAQ:TVTY), today announced financial results for the fourth quarter and year ended December 31, 2020.

“We are pleased with our financial performance and the substantial gains achieved in our digital initiatives during 2020.  Through the strength of our trusted SilverSneakers brand and passionate team, we were able to rapidly grow virtual engagement and increase our value to members.  This momentum coupled with the successful divestiture of Nutrisystem in December positions us for growth in 2021 and beyond,” said Richard Ashworth, President and Chief Executive Officer.

Fourth Quarter and Full Year Highlights and Business Update:

•	Exceeded the financial guidance ranges for revenue and adjusted EBITDA:
o	Revenue from continuing operations was $100.6 million during the fourth quarter and $437.7 million for 2020;
o	Income from continuing operations for 2020 was $56.9 million, an increase of $11.7 million, or 25.8%, over 2019;
o	Adjusted EBITDA from continuing operations was $147.9 million for 2020, representing an increase of $5.3 million, or 3.7%, as compared to the prior year;
•	In-person gym visits totaled 45.9 million for 2020 and 9.3 million for the fourth quarter, growing by 9% over the third quarter.
•	Virtual visits totaled 0.8 million during the quarter, a 63% increase over the third quarter, with 36% of virtual visit participants being new to SilverSneakers;
•	Growth in virtual visits has continued into 2021, with January visits totaling 0.4 million, an increase of 25% compared to December 2020;
•

The Company ended the quarter with cash on hand of $100.4 million and a leverage ratio of 2.36, as calculated under its credit agreement.  In January 2021, the Company prepaid $45.0 million of principal amortization of term loan debt.  The Company’s next quarterly installment is due in December 2022.

TVTY Reports Fourth-Quarter Results

February 24, 2021

Strategic Transformation

The Company announced today its strategy to expand beyond fitness and gym access to a member-centric platform engagement company.  Mr. Ashworth commented, “Our strategy is to become the modern destination for healthy living.  We will expand beyond fitness by establishing an engagement platform that enables personalized member interaction with all of our offerings, and we will partner with other payors and service providers to aggregate services to members under the SilverSneakers umbrella.  The continued development of our suite of digital offerings will enable a more tailored, interactive, and impactful experience across a variety of areas, including fitness, social connection, community involvement, volunteering, and enrichment.  In addition, we plan to accelerate growth in our WholeHealth Living offering through market share expansion and improved technology.  Taken together, we believe these actions and this strategy will drive value for our shareholders and health plan clients, and most importantly, will make a difference in the lives of the millions of members we serve.”

Fourth Quarter and Full Year 2020 Financial Information

Dollars in millions, except per-share data

See pages 10-14 for a reconciliation of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Revenues from Continuing Operations	$100.6	$159.1	$437.7	$633.1
Income from Continuing Operations	$14.6	$17.9	$56.9	$45.2
Income from Continuing Operations Margin	14.6%	11.2%	13.0%	7.1%
Adjusted EBITDA from Continuing Operations	$35.2	$41.6	$147.9	$142.6
Adjusted EBITDA from Continuing Operations Margin	35.0%	26.1%	33.8%	22.5%
Diluted Earnings Per Share from Continuing Operations	$0.29	$0.37	$1.16	$0.96
Adjusted Diluted Earnings Per Share from Continuing Operations	$0.38	$0.43	$1.46	$1.51
Cash Flows from Operating Activities	$4.5	$(2.5)	$169.4	$82.3
Free Cash Flow	$0.7	$(11.9)	$152.4	$57.6
Cash Flows from Operating Activities – former Healthcare segment	$8.4	$(0.5)	$93.4	$13.9
Free Cash Flow – former Healthcare segment	$5.8	$(5.5)	$83.2	$(0.6)

Revenues in the fourth quarter of 2020 of $100.6 million decreased $58.5 million, or approximately 37%, compared to the fourth quarter of 2019, primarily as a result of a significant decrease in SilverSneakers revenue of $48.1 million resulting from fewer revenue-generating visits due to the COVID-19 pandemic.  Additionally, Prime Fitness revenue decreased by $10.5 million primarily due to terminations and suspensions.

The mix of SilverSneakers revenue during the fourth quarter of 2020 remained different from the mix in 2019 due to the reduction in fitness location visits resulting from the COVID-19 pandemic.  Revenue from per-member-per-month fees represented 58% of the Company’s SilverSneakers revenue in the fourth quarter of 2020, compared to 34% in the same quarter of 2019.

TVTY Reports Fourth-Quarter Results

February 24, 2021

Income from continuing operations for the fourth quarter of 2020 was $14.6 million, a decrease of $3.2 million compared to the fourth quarter of 2019.  Adjusted EBITDA was $35.2 million for the fourth quarter, or 35.0% of revenues, compared to $41.6 million for the fourth quarter of 2019, or 26.1% of revenues, an improvement of almost 900 basis points, primarily due to the mix of per-member-per-month fees for SilverSneakers, a reduction in fitness location visits and related costs for SilverSneakers and Prime, and continued cost optimization.

Net debt (total debt less cash and cash equivalents) improved by $552.0 million during the fourth quarter primarily due to the Nutrition segment divestiture, which enabled the Company to pay down $519 million of its term loan debt and add $32.1 million of cash to the balance sheet.  Additionally, in January 2021, the Company prepaid $45.0 million of principal amortization on its term loan debt.  The Company’s next quarterly installment is due in December 2022.

As previously announced, the Company has completed the sale of its Nutrition segment to Kainos Capital.  The transition and separation activities have been substantially completed, and the Nutrition segment’s results of operations are presented as discontinued operations for all periods.  The discussion of results in this release relates to the continuing operations of the remaining business.

2021 Financial Guidance

Tivity Health announced today the following financial guidance for continuing operations for fiscal 2021.

Dollars in millions, except per-share data

Year Ending
December 31, 2021

Revenues	$455 - $485
Income from Continuing Operations	$70.5 - $74.3
Adjusted EBITDA (1)	$150 - $155
Depreciation Expense	Approximately $14
Interest Expense	Approximately $37, including $6 of non-cash
Effective Tax Rate	Approximately 25%
Weighted Average Diluted Shares Outstanding	50.0 million – 50.5 million
Earnings per Diluted Share	$1.40 - $1.49
Adjusted Earnings per Diluted Share (1)	$1.47 - $1.56
Cash Flows from Operating Activities	$81 - $85
Free Cash Flow (1)	$50 - $60
Capital Expenditures	$20 - $25

Tivity Health’s detailed guidance considerations for 2021 may be found in the supplemental information posted on the Company’s website at http://investors.tivityhealth.com.

(1)	Adjusted EBITDA, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures. See pages 10-14 for a reconciliation of non-GAAP financial measures.

TVTY Reports Fourth-Quarter Results

February 24, 2021

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time.  Investors will have the opportunity to listen to the conference call live by dialing 877-683-2218 or 647-689-5447 for international callers, and referencing code 2725319 or over the Internet by going to www.tivityhealth.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 800-585-8367 or 416-621-4642 for international callers, code 2725319, and the replay will also be available on the Company's web site for the next 12 months.

About Tivity Health

Tivity Health® Inc. (Nasdaq: TVTY) is a leading provider of healthy life-changing solutions, including SilverSneakers®, Prime® Fitness, WholeHealth Living® and Wisely WellTM.  We are focused on becoming the modern destination for healthy living.  We will expand beyond fitness by establishing an engagement platform that enables personalized member interaction with all of our offerings, and we will partner with other payors and service providers to aggregate services to members under the SilverSneakers umbrella.  The continued development of our suite of digital offerings will enable a more tailored, interactive, and impactful experience across a variety of areas, including fitness, social connection, community involvement, volunteering, and enrichment. Learn more at www.tivityhealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 10-14.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, the Company’s statements regarding its future financial performance. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: impacts from the COVID-19 pandemic (including the response of governmental authorities to combat and contain the pandemic, the closure of fitness centers in the Company’s national network (or operational restrictions imposed on such fitness centers), reclosures and potential additional reclosures as a result of surges in positive COVID-19 cases) on the Company’s business, operations or liquidity; the risks associated with changes in macroeconomic conditions (including the impacts of any recession or changes in consumer spending resulting from the COVID-19 pandemic), widespread epidemics, pandemics (such as the current COVID-19 pandemic) or other outbreaks of disease, geopolitical turmoil, and the continuing threat of domestic or international terrorism; the Company’s ability to collect

TVTY Reports Fourth-Quarter Results

February 24, 2021

accounts receivable from its customers and amounts due under its sublease agreements; the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in the Company’s industry and/or business, as well as to accurately forecast the related impact on the Company’s revenues and earnings; the impact of any impairment of the Company’s goodwill, intangible assets, or other long-term assets; the Company’s ability to attract, hire, or retain key personnel or other qualified employees and to control labor costs; the effectiveness of the reorganization of the Company’s business and the Company’s ability to realize the anticipated benefits; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed its resources; the impact of legal proceedings involving the Company and/or its subsidiaries, products, or services, including any claims related to intellectual property rights, as well as our ability to maintain insurance coverage with respect to such legal proceedings and claims on terms that would be favorable to us; the impact of severe or adverse weather conditions, the current COVID-19 pandemic, and the potential emergence of additional health pandemics or infectious disease outbreaks on member participation in the Company’s programs; the risks associated with deriving a significant concentration of revenues from a limited number of the Company’s customers, many of whom are health plans; the Company’s ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company; the Company’s ability to sign, renew and/or maintain contracts with its customers and/or the Company’s fitness partner locations under existing terms or to restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s health plan customers to maintain the number of covered lives enrolled in those health plans during the terms of the Company’s agreements; the Company’s ability to add and/or retain paid subscribers in its Prime Fitness program; the impact of a reduction in Medicare Advantage health plan reimbursement rates or changes in plan design; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement, and privacy and security laws; the impact of healthcare reform on the Company’s business; the risks associated with potential failures of the Company’s information systems or those of our third-party vendors, including as a result of telecommuting issues associated with the Company’s employees working remotely, which may include a failure to execute on policies and processes in a work-from-home or remote model; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, including those risks that result from the increase in personnel working remotely, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or the Company’s information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate its cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to its business reputation; the risks associated with changes to traditional office-centered business processes and/or conducting operations out of the office in a work-from-home or remote model by us or our third party vendors during adverse situations (e.g., during a crisis, disaster, or pandemic), which may result in additional costs and/or may negatively impact productivity and cause other disruptions to the Company’s business; the Company’s ability to enforce its intellectual property rights; the risk that the Company’s indebtedness may limit the Company’s ability to adapt to changes in the economy or market conditions, expose the Company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and

TVTY Reports Fourth-Quarter Results

February 24, 2021

interest payments as those payments become due, and remain in compliance with its debt covenants; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support its current or future operations; counterparty risk associated with the Company’s interest rate swap agreements; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

Investor Relations Contact:

Bob East, Westwicke

(443) 213-0500; Tivity@Westwicke.com

TVTY Reports Fourth-Quarter Results

February 24, 2021

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$100,385	$2,486
Accounts receivable, net	25,981	84,194
Prepaid expenses	5,556	7,740
Income taxes receivable	10,996	4,978
Other current assets	11,336	7,155
Current assets of discontinued operation	—	60,162
Total current assets	154,254	166,715

Property and equipment, net of accumulated depreciation of $38,188 and $32,532 respectively	20,959	23,576
Right-of-use assets	18,139	25,575
Long-term deferred tax asset	3,601	—
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Other assets	18,301	22,992
Long-term assets of discontinued operation	—	1,028,296
Total assets	$578,983	$1,630,883

Current liabilities:
Accounts payable	$19,741	$28,099
Accrued salaries and benefits	8,949	6,886
Accrued liabilities	18,424	37,640
Deferred revenue	1,250	1,126
Current portion of long-term debt	7,456	—
Current portion of lease liabilities	8,052	7,898
Current portion of other long-term liabilities	14,753	4,947
Current liabilities of discontinued operation	—	64,740
Total current liabilities	78,625	151,336

Long-term debt	459,250	1,048,127
Long-term lease liabilities	11,494	19,585
Long-term deferred tax liability	—	4,222
Other long-term liabilities	22,748	11,292
Long-term liabilities of discontinued operation	—	169,411

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common Stock $.001 par value, 120,000,000 shares authorized, 48,983,735 and 48,156,786 shares outstanding, respectively	49	48
Additional paid-in capital	513,263	504,419
Accumulated deficit	(460,875)	(237,284)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(17,389)	(12,091)
Total stockholders' equity	6,866	226,910
Total liabilities and stockholders' equity	$578,983	$1,630,883

TVTY Reports Fourth-Quarter Results

February 24, 2021

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$100,617	$159,080	$437,714	$633,066
Cost of revenue (exclusive of depreciation of $2,633, $2,574, $9,209, and $5,920, respectively, included below)	53,816	109,235	250,362	445,817
Marketing expense	3,198	2,287	12,197	17,720
Selling, general and administrative expenses	12,344	10,248	42,991	53,198
Depreciation expense	2,829	2,139	9,930	7,137
Restructuring and related charges	1,942	69	4,358	1,881
Operating income	$26,488	$35,102	$117,876	$107,313

Interest expense	10,695	11,685	43,477	41,803
Income before income taxes	$15,793	$23,417	$74,399	$65,510

Income tax expense	1,151	5,564	17,530	20,293
Income from continuing operations	$14,642	$17,853	$56,869	$45,217

Loss from discontinued operations, net of income tax benefit of ($23,676), $(63,308), ($46,851), and ($59,881), respectively	(26,260)	(340,943)	(280,500)	(332,038)
Net loss	$(11,618)	$(323,090)	$(223,631)	$(286,821)

Earnings (loss) per share - basic:
Continuing operations	$0.30	$0.37	$1.17	$0.97
Discontinued operations	$(0.54)	$(7.06)	$(5.75)	$(7.14)
Net loss (1)	$(0.24)	$(6.69)	$(4.59)	$(6.17)

Earnings (loss) per share - diluted:
Continuing operations	$0.29	$0.37	$1.16	$0.96
Discontinued operations	$(0.53)	$(6.97)	$(5.70)	$(7.05)
Net loss (1)	$(0.23)	$(6.61)	$(4.54)	$(6.09)

Comprehensive income (loss)	$1,211	$(319,108)	$(228,929)	$(298,912)

Weighted average common shares and equivalents:
Basic	48,933	48,297	48,746	46,509
Diluted (1)	49,871	48,905	49,217	47,103

(1)	Figures may not add due to rounding.

TVTY Reports Fourth-Quarter Results

February 24, 2021

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Income from continuing operations	$56,869	$45,217
Loss from discontinued operations	(280,500)	(332,038)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	45,887	50,775
Amortization and write-off of deferred loan costs	9,190	4,487
Amortization and write-off of debt discount	8,604	3,711
Share-based employee compensation expense	14,077	18,832
Loss on derivatives	14,544	—
Impairment of goodwill and intangible assets of discontinued operation	199,500	377,100
Loss on sale of business	90,163	—
Deferred income taxes	(38,438)	(52,076)
Decrease (increase) in accounts receivable, net	63,239	(8,283)
Decrease in other current assets	1,129	1,661
Decrease in accounts payable	(3,182)	(10,052)
Increase in accrued salaries and benefits	128	3,608
Decrease in other current liabilities	(19,152)	(21,495)
Increase (decrease) in deferred revenue	686	(1,198)
Other	6,703	2,056
Net cash flows provided by operating activities	$169,447	$82,305

Cash flows from investing activities:
Acquisition of property and equipment	$(15,525)	$(24,713)
Proceeds from sale of business, net of cash transferred	558,067	—
Settlement on derivatives not designated as hedges	(1,499)	—
Business acquisitions, net of cash acquired	—	(1,062,818)
Net cash flows provided by (used in) investing activities	$541,043	$(1,087,531)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$196,525	$1,611,970
Payments of long-term debt	(795,100)	(574,329)
Payments related to tax withholding for share-based compensation	(6,257)	(4,733)
Exercise of stock options	1,025	989
Deferred loan costs	—	(30,189)
Change in cash overdraft and other	(8,784)	2,083
Net cash flows provided by (used in) financing activities	$(612,591)	$1,005,791

Effect of exchange rate changes on cash	$—	$(12)
Net increase in cash and cash equivalents	$97,899	$553

Cash and cash equivalents, beginning of period	2,486	1,933
Cash and cash equivalents, end of period	$100,385	$2,486

TVTY Reports Fourth-Quarter Results

February 24, 2021

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted EBITDA from Continuing Operations, Non-GAAP Basis to Income from Continuing Operations, GAAP Basis (in thousands)

	Three Months Ended December 31, 2020	% of Revenue	Three Months Ended December 31, 2019	% of Revenue
Adjusted EBITDA from continuing operations, non-GAAP basis (1)	$35,181	35.0%	$41,574	26.1%
Acquisition, integration, project and CEO transition costs (2)	(3,922)		(4,264)
Restructuring charges (3)	(1,942)		(69)
EBITDA from continuing operations, non-GAAP basis (4)	$29,317		$37,241
Depreciation expense	(2,829)		(2,139)
Interest expense	(10,695)		(11,685)
Income tax expense	(1,151)		(5,564)
Income from continuing operations, GAAP basis	$14,642	14.6%	$17,853	11.2%

	Year Ended December 31, 2020	% of Revenue	Year Ended December 31, 2019	% of Revenue
Adjusted EBITDA from continuing operations, non-GAAP basis (1)	$147,855	33.8%	$142,561	22.5%
Acquisition, integration, project and CEO transition costs (2)	(15,691)		(26,230)
Restructuring charges (3)	(4,358)		(1,881)
EBITDA from continuing operations, non-GAAP basis (4)	$127,806		$114,450
Depreciation expense	(9,930)		(7,137)
Interest expense	(43,477)		(41,803)
Income tax expense	(17,530)		(20,293)
Income from continuing operations, GAAP basis	$56,869	13.0%	$45,217	7.1%

(1)

Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes acquisition, integration, project costs, CEO transition costs, and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(2)

Acquisition, integration, project and CEO transition costs consist of pre-tax charges of $3,922 and $4,264 for the three months ended December 31, 2020 and 2019, respectively, and $15,691 and $26,230 for the fiscal years ended December 31, 2020 and 2019, respectively, incurred in connection with the acquisition and integration of Nutrisystem and other strategic projects and with the termination of our former CEO in February 2020 and the hiring of our new CEO in June 2020.

(3)

Restructuring charges consist of pre-tax charges of (i) $1,942 for the three months ended December 31, 2020 related to optimizing our business for growth and executing on our new strategy; (ii) $4,358 for the year ended December 31, 2020, respectively, primarily related to eliminating certain compensation costs in response to the COVID-19 pandemic

TVTY Reports Fourth-Quarter Results

February 24, 2021

and optimizing our business for growth and executing on our new strategy; and (iii) $69 and $1,881 for the three and twelve months ended December 31, 2019, respectively, primarily related to a restructuring of corporate support infrastructure and of executive leadership.

(4)

EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

Reconciliation of Adjusted EBITDA from Continuing Operations Guidance, Non-GAAP Basis to Income from Continuing Operations Guidance, GAAP Basis (in millions)

Year Ending December 31, 2021
Adjusted EBITDA from continuing operations guidance, non-GAAP basis (5)	$150 - $155
Restructuring, project and CEO transition costs (6)	(5)
EBITDA from continuing operations, non-GAAP basis (7)	$145 - $150
Depreciation expense	(14)
Interest expense	(37)
Income tax expense	(23.5 – 24.8)
Income from continuing operations guidance, GAAP basis (8)	$70.5 - $74.3

(5)

Adjusted EBITDA from continuing operations guidance is a non-GAAP financial measure.  The Company excludes restructuring, project costs, and CEO transition costs from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations guidance in isolation or as a substitute for income from continuing operations guidance determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA from continuing operations guidance may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(6)	Restructuring, project, and CEO transition costs primarily relate to strategic projects, the Company’s transition to a new CEO during 2020, and restructuring activities.
(7)

EBITDA from continuing operations guidance is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations guidance in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

(8)	Figures may not add due to rounding.

Reconciliation of Free Cash Flow, Non-GAAP Basis

to Net Cash Flows Provided by Operations, GAAP Basis (in thousands)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
Free cash flow, non-GAAP basis (9)	$736	$(11,877)	$152,423	$57,592
Acquisition of property and equipment	2,260	9,359	15,525	24,713
Settlement on derivatives not designated as hedges	1,499	—	1,499	—
Net cash flows provided by operations, GAAP basis	$4,495	$(2,518)	$169,447	$82,305

(9)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges.  The Company has updated its definition of free cash flow to exclude settlement on derivatives not designated as hedges incurred during the fourth quarter of 2020. The Company considers these costs to be a reduction of cash available for other uses and believes that presenting free cash flow excluding settlement on derivatives provides increased transparency. The Company did not revise the prior periods’ free cash flow because there were no costs similar in nature to this item. The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

TVTY Reports Fourth-Quarter Results

February 24, 2021

Reconciliation of Free Cash Flow from Former Healthcare segment, Non-GAAP Basis to Net Cash Flows Provided by Operations from Former Healthcare segment, GAAP Basis (in thousands)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
Free cash flow from former Healthcare segment, non-GAAP basis (10)	$5,771	$(5,518)	$83,170	$(625)
Acquisition of property and equipment	1,083	4,995	8,731	14,545
Settlement on derivatives not designated as hedges	1,499	—	1,499	—
Net cash flows provided by operations from former Healthcare segment, GAAP basis	$8,353	$(523)	$93,400	$13,920

(10)

Free cash flow from former Healthcare segment is a non-GAAP financial measure and relates to the Company’s former Healthcare segment prior to the Company’s disposition of Nutrisytem, Inc. (and its Nutrition segment) in December 2020. It is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges.  The Company has updated its definition of free cash flow to exclude settlement on derivatives not designated as hedges incurred during the fourth quarter of 2020. The Company considers these costs to be a reduction of cash available for other uses and believes that presenting free cash flow excluding settlement on derivatives provides increased transparency. The Company did not revise the prior periods’ free cash flow because there were no costs similar in nature to this item. The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow from former Healthcare segment in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Free Cash Flow Guidance, Non-GAAP Basis

to Net Cash Flows Provided by Operations Guidance, GAAP Basis (in millions)

Year Ending December 31, 2021
Net cash flows provided by operations guidance, GAAP basis	$81 - 85
Acquisition of property and equipment guidance	(25 - 20)
Settlement on derivatives not designated as hedges guidance	(6 - 5)
Free cash flow guidance, non-GAAP basis (11)	$50 - 60

TVTY Reports Fourth-Quarter Results

February 24, 2021

(11)

Free cash flow guidance is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results and guidance on the same basis as that used by management.  You should not consider free cash flow guidance in isolation or as a substitute for net cash flows provided by operating activities guidance determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Adjusted Earnings Per Share (“EPS”) from Continuing Operations, Non-GAAP Basis to EPS from Continuing Operations, GAAP Basis (footnote amounts in thousands)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
Adjusted EPS from continuing operations, non-GAAP basis (12)	$0.38	$0.43	$1.46	$1.51
Net loss attributable to acquisition, integration, proiect, CEO transition, and restructuring costs (13)	(0.09)	(0.07)	(0.31)	(0.45)
Loss attributable to tax adjustments (14)	—	—	—	(0.10)
EPS from continuing operations, GAAP basis (15)	$0.29	$0.37	$1.16	$0.96

(12)

Adjusted EPS from continuing operations is a non-GAAP financial measure.  The Company excludes net loss attributable to acquisition, integration, project, CEO transition, restructuring costs, and tax adjustments from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS from continuing operations in isolation or as a substitute for EPS from continuing operations determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.

(13)

Net loss attributable to acquisition, integration, project, CEO transition, and restructuring costs consists of pre-tax charges of $5,864 and $4,333 for the three months ended December 31, 2020 and 2019, respectively, and $20,049 and $28,111 for the years ended December 31, 2020 and 2019, respectively.  These costs primarily related to the acquisition and integration of Nutrisystem and other strategic projects, the termination of our former CEO in February 2020 and hiring of our new CEO in June 2020, and restructuring activities as described in Note 3 above.  The tax rate applied to these charges was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(14)

Loss attributable to tax adjustments represents the estimated impact on the Company’s effective tax rate for the year ended December 31, 2019 arising from both the revaluation of deferred tax assets and the impact of certain nondeductible expenses related to the acquisition of Nutrisystem.

(15)	Figures may not add due to rounding.

Reconciliation of Adjusted EPS from Continuing Operations Guidance, Non-GAAP Basis

TVTY Reports Fourth-Quarter Results

February 24, 2021

to EPS from Continuing Operations Guidance, GAAP Basis (footnote amounts in thousands)

Year Ending December 31, 2021
Adjusted EPS from continuing operations guidance, non-GAAP basis (16)	$1.47 - $1.56
Net loss attributable to restructuring, project, and CEO transition costs guidance (17)	(0.07)
EPS from continuing operations guidance, GAAP basis	$$1.40 – 1.49

(16)

Adjusted EPS from continuing operations guidance is a non-GAAP financial measure.  The Company excludes net loss attributable to restructuring, project, and CEO transition costs from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS from continuing operations guidance in isolation or as a substitute for EPS from continuing operations guidance determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS from continuing operations guidance may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.

(17)

Net loss attributable to restructuring, project, and CEO transition costs guidance consists of pre-tax charges of $5,000 for the year ending December 31, 2021.  These costs primarily relate to strategic projects, the Company’s transition to a new CEO during 2020, and restructuring activities.  The tax rate applied to these charges was 25%, which represents the combined estimated U.S. federal and state statutory tax rate.

Reconciliation of Net Debt, Non-GAAP Basis

to Total Debt, GAAP Basis (in thousands)

	December 31, 2020	September 30, 2020	Change	December 31, 2019
Net debt, non-GAAP basis (18)	$366,321	$918,318	$551,997	$1,045,641
Cash and cash equivalents	100,385	56,440		2,486
Total debt, GAAP basis	$466,706	$974,758		$1,048,127

(18)

Net debt is a non-GAAP financial measure.  The Company excludes cash and cash equivalents from this measure and discloses net debt because it is consistent with the calculation of the Company’s net leverage ratio covenant under its credit agreement.  The Company believes it is useful to investors to provide disclosures of its financial position on the same basis as that used by management.  You should not consider net debt in isolation or as a substitute for total debt determined in accordance with U.S. GAAP.  Additionally, because net debt may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.